UNITED STATES

SECURITIES & EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Luby’s, Inc.

(Name of Registrant as Specified in Its Charter)

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On January 2, 2008, Luby’s, Inc. issued the following press release:

Contact: Rick Black, 713-329-6808

Matthew Sherman / Jeremy Jacobs

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Dan Burch / Charlie Koons

MacKenzie Partners, Inc.

212-929-5500

FOR IMMEDIATE RELEASE

LUBY’S FINDS FAULT WITH PROXY GOVERNANCE RECOMMENDATION

Luby’s Board Recommends Shareholders Re-Elect Its Directors And Reject The Ramius Nominees

HOUSTON, TX, January 2, 2008 – Luby’s, Inc. (NYSE: LUB) today issued the following statement in response to a report issued by PROXY Governance, Inc. regarding the Company’s 2008 Annual Meeting of Shareholders.

“We believe that Luby’s shareholders should be very concerned with the qualifications of the Ramius nominees and that PROXY Governance missed the mark. We believe that the restaurant experience of the Ramius nominees, which features failed strategies and poor execution at a number of restaurant concepts, is neither distinguished nor relevant to Luby’s casual dining business model.

“We think PROXY Governance is simply wrong to equate the qualifications of the Ramius nominees with those of the four Luby’s directors standing for re-election, each of whom has relevant and critical expertise. Luby’s directors possess valuable and unique skills in restaurant operations; health and food safety; corporate leadership; human resources; accounting; risk management; corporate finance; legal compliance; bilingual marketing and customer strategy – all areas that are critical to the continued success of an organization like Luby’s, which employs over 8,000 people and serves millions of customers each month.

“We believe that the Ramius nominees would serve only to advance Ramius’ short-term agenda and enable them to pursue a misguided sale-leaseback plan that the Luby’s Board has already carefully considered and rejected. By owning rather than leasing our properties, Luby’s generates better operating margins and greater cash flow returns, which better position the Company for growth. Ramius’ agenda is wholly inconsistent with Luby’s strategic growth plan of building 45 to 50 new restaurants over the next five years; investing in Luby’s existing restaurants through upgrading and remodeling; and growing the Company’s culinary contract business to provide food service at healthcare facilities. Luby’s Board and management team stand firmly behind the Company’s solid capital structure and believe that our strategic growth plan is the best way to create value for all shareholders.

“We agree with PROXY Governance that Luby’s shareholders should not vote for William Fox, one of the Ramius nominees, and we are pleased they share our ‘reservations’ about Fox noting that ‘he has no restaurant industry experience’ and is ‘the least directly qualified of the [Ramius] nominees.’ However, we are disappointed that PROXY Governance has otherwise ignored the lack of relevant experience of Ramius’ other nominees and the fact that, as detailed in our recent letter to shareholders, all four Ramius nominees have a special financial arrangement with Ramius that presents an undeniable conflict. We strongly urge all Luby’s shareholders to disregard the PROXY Governance recommendation and reject the Ramius nominees by voting FOR Luby’s nominees – Dr. Judith B. Craven, Arthur R. Emerson, Frank Markantonis and Gasper Mir, III – on the WHITE proxy card.”

Luby’s recommends that all shareholders support the Board and reject all of the Ramius nominees. It is important to remember that only the latest dated proxy counts in a contested election such as this. For this reason, we strongly urge shareholders to vote only Luby’s WHITE proxy card and to throw away Ramius’ gold proxy card. If shareholders have previously voted a gold card, even to withhold their vote from the Ramius nominees, we urge them to please take the time today to vote the WHITE proxy card.

Luby’s shareholders who have any questions or need assistance voting their WHITE proxy card should contact the Company’s investor relations department at (713) 329-6808 or investors@lubys.com, or MacKenzie Partners, Inc. which is assisting the Company in this matter, toll-free at (800) 322-2885.

About Luby’s

Luby’s operates 128 restaurants in Austin, Dallas, Houston, San Antonio, the Rio Grande Valley and other locations throughout Texas and other states. Luby’s provides its customers with quality home-style food, value pricing, and outstanding customer service. For more information about Luby’s, visit the Company’s website at http://www.lubys.com.

Additional Information

In connection with the solicitation of proxies, Luby’s has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on November 29, 2007 (the “Proxy Statement”). The Proxy Statement contains important information about Luby’s and the 2008 Annual Meeting of Shareholders. Luby’s shareholders are urged to read the Proxy Statement carefully.

On November 29, 2007, Luby’s began the process of mailing the Proxy Statement, together with a WHITE proxy card. Shareholders may obtain additional free copies of the Proxy Statement and other documents filed with the SEC by Luby’s through the website maintained by the SEC at www.sec.gov. The Proxy Statement and other relevant documents also may be obtained free of charge from Luby’s by contacting Investor Relations in writing at Luby’s, Inc., 13111 Northwest Freeway, Suite 600, Houston, Texas 77040; or by phone at 713-329-6808; or by email at investors@lubys.com. The Proxy Statement is also available on Luby’s website at www.lubys.com/06aboutusFilings.asp. The contents of the websites referenced above are not deemed to be incorporated by reference into the Proxy Statement. In addition, copies of the Proxy Statement may be requested by contacting the Company’s proxy solicitor, MacKenzie Partners, Inc., by phone toll-free at 1-800-322-2885.

Luby’s and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the 2008 Annual Meeting of Shareholders. You can find information about Luby’s directors and executive officers in the Proxy Statement.

Forward-Looking Statements

This document contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this document, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including any statements regarding plans for expansion of the Company’s business, scheduled openings of new units, the implementation of the Company’s strategic growth plan, the effect of alternative business plans and expectations concerning unit sales and investor returns. Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in such statements. Some of the factors that could cause actual future results to differ materially are described under the caption “Risk Factors” in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q, which may be obtained free of charge at the SEC’s website at www.sec.gov or from Luby’s at www.lubys.com.

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